Exhibit 99.1

Norstan Reports Second Quarter Fiscal 2005 Results; Operating Income Totaled $2.9 Million EPS of $0.10 Per Share

    MINNEAPOLIS--(BUSINESS WIRE)--Dec. 2, 2004--Norstan, Inc. (NASDAQ:NRRD), a leading provider of communications solutions and services, today reported revenues of $56.7 million for the second quarter ended October 30, 2004, relatively flat from the $56.4 million reported in the second quarter of fiscal 2004. Second quarter operating income totaled $2.9 million compared with an operating loss of $5.0 million in the second quarter of fiscal 2004. Second quarter net income totaled $1.4 million, or $0.10 per share, versus a net loss of $3.4 million, or $0.26 per share, in the second quarter of fiscal 2004. Gross margin of 31.2% improved from 29.4% reported one year ago. Norstan reported pre-tax restructuring and other charges of $4.2 million in the second quarter of fiscal 2004.
    Second quarter selling, general and administrative expenses totaled $14.7 million in fiscal 2005, down approximately 16.0% from $17.5 million reported in the same period one year ago, primarily as a result of benefits of the restructuring efforts in fiscal 2004.
    "Fiscal 2005 is a year of stabilizing revenues and improving profitability," said Scott G. Christian, Norstan's president and chief executive officer. "We are pleased with our second quarter results as we continue to benefit from the organizational changes made last fiscal year. As spending by the enterprise market shows signs of modest improvement, we will continue to work closely with our customers and prospects to offer them the communications solutions and services they need to improve the way they communicate."

    Sequential Results

    Second quarter fiscal 2005 revenues increased 4.1% from the $54.4 million reported in the first quarter of fiscal 2005. These increases resulted partially from a change in organizational structure in the Resale Services business segment, effective August 1, 2004, as a result of the termination of our Siemens resale alliance. Our Norstan Resale Services Group (NRSG) now records revenues based on shipments to our customers as compared to our previous method of recording revenues which included reimbursement of marketing and refurbishing fees as well as our portion of the former alliance's profits. Gross margin was 31.2% compared to the 29.6% reported last quarter, primarily as a result of improved product margins and operational efficiencies.
    Second quarter fiscal 2005 operating income of $2.9 million improved 22.9% from the $2.4 million operating income reported last quarter, as a result of increases in Communications Solutions and Services business unit product margins offset by decreases in the Resale Services business and the elimination of the costs associated with the Norstan Convergence Development Group, which was sold on July 30, 2004. Net income also improved to $1.4 million, or $0.10 per share, from the $1.2 million, or $0.09 per share, reported last quarter.
    EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations for the second quarter of fiscal 2005 totaled $4.5 million, an improvement from EBITDA of $1.4 million reported in the second quarter of last fiscal year, excluding restructuring and other charges. Sequentially, EBITDA improved 4.0% compared to $4.3 million reported in the first quarter of fiscal 2005.

    2005 Year-to-Date Results

    For the six-month period ending October 30, 2004, Norstan reported revenues totaling $111.1 million, down 2.0% from $113.3 million reported for the same period in fiscal 2004. Gross margin of 30.4% improved from the 28.7% in the comparable period of fiscal 2004, primarily as a result of improved product margins in our Communications Solutions and Services business unit, improved operational efficiencies and the restructuring efforts in last fiscal year. Norstan reported $5.3 million in operating income compared to an operating loss of $7.9 million for the prior year's six-month period. Net income totaled $2.7 million, or $0.19 per share, as compared to the net loss of $5.3 million, or $0.41 per share, in the comparable period of fiscal 2004. Norstan reported pre-tax restructuring and other charges of $4.2 million in the second quarter of fiscal 2004.

    Fiscal 2005 Outlook

    Norstan's management believes it prudent not to provide forward-looking financial guidance for fiscal 2005. As the company's strategic focus has changed from one of higher revenue through aggressive growth, Norstan continues to focus in fiscal 2005 on profitability through several initiatives, such as improving gross margins, delivering advanced business applications, driving additional sales to its existing customer base, selectively developing new business in certain technologies and continued development of its Resale Services business. This change in strategic focus may result in lower revenues but deliver higher profitability and cash flow in fiscal 2005 than in fiscal 2004. In addition, while NRSG operating margins have been impacted in the short-term by the termination of our Siemens resale alliance on July 30, 2004, we are still unable to assess whether these factors will have a material adverse impact on the long-term results of operations or financial condition.

    Conference Call and Webcast

    Norstan will discuss its second quarter fiscal year results on a conference call scheduled today, December 2, at 5 p.m. Eastern time. The conference call can be accessed toll-free by callers at (888) 789-0156 or on the Internet at www.norstan.com. Starting today at approximately 7:00 p.m. Eastern time, the replay of the call can be accessed toll-free until midnight, December 15, by dialing (888) 509-0082 (ID number P528935N) or on the Internet at www.norstan.com.

    About Norstan, Inc.

    Norstan, Inc. (NASDAQ:NRRD) is a full-service communications solutions company that delivers voice and data technologies and services, and remanufactured equipment to corporate end-users and public sector companies. Norstan offers a full range of integrated technologies for converged solutions, customer contact solutions and ProtecNet(R) Life Cycle services. The company has offices located throughout the U.S. and Canada. To learn more, visit the Norstan website at www.norstan.com.

    GAAP to Non-GAAP Reconciliation

    To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Norstan has attached to this news release and will post to the company's investor relations web site (www.norstan.com) reconciliations of differences between non-GAAP and GAAP financial information that may be required in connection with issuing the company's quarterly and full-year financial results.

    Form 8-K

    Concurrent with this news release, Norstan filed a Form 8-K with the SEC as required by Item 2.02 of the instructions to Form 8-K. This Form 8-K is available on Norstan's Investor Relations web site
(www.norstan.com) and on the SEC's web site (www.sec.gov).

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing and margins, labor costs, industry regulation, management of growth, integration of acquisitions, funding and sourcing of adequate inventory, access to adequate financing and other factors set forth in cautionary statements included in Norstan's Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission from time to time. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release.

    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.


                    NORSTAN, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)


                                        For the           For the
                                    Quarters Ended   Six Months Ended
                                   ----------------- -----------------
                                   Oct. 30, Nov. 1,  Oct. 30,  Nov. 1,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------

Revenues

  Communications Solutions and
   Services                        $47,575  $48,548  $93,598  $98,166
  Resale Services                    9,080    7,898   17,458   15,164
                                   -------- -------- -------- --------

     Total revenues                 56,655   56,446  111,056  113,330
                                   -------- -------- -------- --------

Cost of sales                       39,000   39,826   77,305   80,744
                                   -------- -------- -------- --------

Gross margin

  Communications Solutions and
   Services                         14,273   13,694   27,484   27,252
  Resale Services                    3,382    2,926    6,267    5,334
                                   -------- -------- -------- --------

     Total gross margin             17,655   16,620   33,751   32,586
                                   -------- -------- -------- --------

    SG and A expenses               14,741   17,469   28,466   36,316
    Restructuring and other
     charges                             -    4,180        -    4,180
                                   -------- -------- -------- --------

Operating income (loss)              2,914   (5,029)   5,285   (7,910)

    Interest expense                  (616)    (553)  (1,237)  (1,001)
    Other income, net                    6       18      126       24
                                   -------- -------- -------- --------
Net income (loss) from continuing
 operations before taxes             2,304   (5,564)   4,174   (8,887)

    Income tax provision (benefit)     876   (2,169)   1,586   (3,466)
                                   -------- -------- -------- --------

Net income (loss) from continuing
 operations                          1,428   (3,395)   2,588   (5,421)

Discontinued operations (net of
 tax):

   Gain (loss) from disposal of
    discontinued operations, net of
    tax                                (11)      (5)      76      150
                                   -------- -------- -------- --------

Net income (loss)                   $1,417  $(3,400)  $2,664  $(5,271)
                                   ======== ======== ======== ========

Net income (loss) per diluted
 share:  Continuing operations       $0.10   $(0.26)   $0.19   $(0.42)
         Discontinued operations     (0.00)   (0.00)    0.00     0.01
                                   -------- -------- -------- --------

Net income (loss) per diluted
 share                               $0.10   $(0.26)   $0.19   $(0.41)
                                   ======== ======== ======== ========

Weighted average diluted shares
 outstanding                        13,807   12,984   13,729   12,939
                                   ======== ======== ======== ========


                    NORSTAN, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                 (In Thousands, Except Share Amounts)


                                                    Oct. 30, April 30,
                                                      2004     2004
                                                    -------- ---------
                                ASSETS
                                ------

CURRENT ASSETS
Cash                                                 $5,872    $2,724
Accounts receivable, net                             29,898    32,795
Current lease receivables                             2,348     4,603
Inventories                                          12,002     8,999
Costs and estimated earnings in excess of billings    5,978     4,786
Deferred income taxes                                 4,834     5,985
Prepaid expenses, deposits and other                  5,909     5,770
Net current assets of discontinued operations           731       627
                                                    -------- ---------

           Total current assets                      67,572    66,289
                                                    -------- ---------

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment                    77,671    84,423
Less accumulated depreciation and amortization      (66,783)  (71,242)
                                                    -------- ---------

           Net property and equipment                10,888    13,181
                                                    -------- ---------

OTHER ASSETS
Lease receivables, net                                1,293     1,020
Deferred income taxes                                13,488    12,979
Goodwill                                              4,241     4,477
Other                                                 1,996     2,498
                                                    -------- ---------

           Total other assets                        21,018    20,974
                                                    -------- ---------

                                                    $99,478  $100,444
                                                    ======== =========

                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------

CURRENT LIABILITIES
Current maturities of long-term debt                 $3,667    $4,400
Current maturities of discounted lease rentals        1,707     2,802
Accounts payable                                     13,579    11,990
Deferred revenue                                     20,655    21,769
Accrued liabilities                                  17,427    14,951
Billings in excess of costs and estimated earnings    6,176     8,291
                                                    -------- ---------

           Total current liabilities                 63,211    64,203
                                                    -------- ---------

LONG-TERM DEBT, NET                                  14,667    16,833
DISCOUNTED LEASE RENTALS, NET                           178       750
NET NON-CURRENT LIABILITIES OF DISCONTINUED
 OPERATIONS                                              80       100
OTHER LIABILITIES                                     1,963     3,003
                                                    -------- ---------

           Total liabilities                         80,099    84,889
                                                    -------- ---------

SHAREHOLDERS' EQUITY
Common stock - $0.10 par value: 40,000,000
 authorized shares: 13,810,719 and 13,365,326 shares
 issued and outstanding                               1,381     1,337
Capital in excess of par value                       59,479    58,474
Accumulated deficit                                 (39,252)  (41,916)
Unamortized cost of stock                              (501)     (372)
Accumulated other comprehensive loss                 (1,728)   (1,968)
                                                    -------- ---------

           Total shareholders' equity                19,379    15,555
                                                    -------- ---------

                                                    $99,478  $100,444
                                                    ======== =========



                    NORSTAN, INC. AND SUBSIDIARIES
            Reconciliation of Non-GAAP Financial Measures
                            (In thousands)




Earnings before interest, taxes, depreciation and amortization
 (EBITDA) - continuing operations
----------------------------------------------------------------------


                                         For the Quarters Ended
                                   -----------------------------------

                                   Oct. 30, July 31, April 30, Nov. 1,
                                     2004     2004     2004     2003
                                   -------- -------- --------- -------

Net Income - Continuing Operations   1,428    1,160    (4,652) (3,395)

Interest                               616      621       618     553
Taxes                                  876      710    (2,717) (2,169)
Depreciation/Amortization            1,582    1,834     1,807   2,208
                                   -------- -------- --------- -------

EBITDA - Continuing Operations       4,502    4,325    (4,944) (2,803)

Restructuring and other charges          -        -     9,368   4,180
                                   -------- -------- --------- -------

EBITDA - Continuing Operations
 before restructuring and other
 charges                             4,502    4,325     4,424   1,377
                                   ======== ======== ========= =======


    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com